UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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THE FLOORING ZONE, INC.

(Name of Registrant as Specified In Its Charter)

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THE FLOORING ZONE, INC.

1245 Brickyard Road, Suite 590

Salt Lake City, Utah 84106

_____________________________________________

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

_____________________________________________

November 18, 2008

Dear Stockholders:

The purpose of this letter and the enclosed information statement is to inform you that stockholders holding a majority of our outstanding common stock have executed written consents in lieu of a meeting to approve:

•

an amendment to our Articles of Incorporation to change the name of the corporation from “The Flooring Zone, Inc.” to “Profire Energy,, Inc.” or such other similar name as the board of directors may deem appropriate (the”Amendment”).

On October 31, 2008, our board of directors and stockholders holding approximately 82% of our outstanding common stock executed written consents approving the Amendment. The consents we have received constitute the only approvals required for the Amendment under Nevada corporate law and our existing Articles of Incorporation and Bylaws. Pursuant to Rule 14c-2 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) stockholder approval of the amendment will not become effective until December 12, 2008, which is 21 calendar days after November 21, 2008, the date we first mailed the information statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of holders of a majority of our outstanding common stock to approve the Amendment satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one. We are furnishing the information statement to you solely to inform you of the approval of the Amendment by a majority of our outstanding common stock. Rule 14c-2 of the Exchange Act requires that we notify you of this approval because it was obtained by written consent of stockholders in lieu of a meeting. This letter and the information statement are intended to provide such notice. Not action is required by you.

This information statement is for information purposes only – Please read it carefully.

By order of the Board of Directors

November 18, 2008                                                                              __________________

Brenton W. Hatch
Chief Executive Officer

THE FLOORING ZONE, INC.

1245 Brickyard Road, Suite 590

Salt Lake City, Utah 84106

INFORMATION STATEMENT

November 18, 2008

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

This information statement is being mailed on or about November 21, 2008, to the stockholders of record of The Flooring Zone, Inc., at the close of business on November 7, 2008 (the “Record Date”). This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Rule 14c-2 of the Exchange Act.

This information statement is being furnished to you to inform you that holders of shares representing approximately 82% of the voting power of the outstanding shares of our common stock, have adopted, by written consent, a resolution authorizing us to amend our Articles of Incorporation to change the name of the Company from “The Flooring Zone, Inc.” to “Profire Energy, Inc.” or such other similar name as the board of directors may deem appropriate (the “Amendment”).

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly, upon written or oral request, a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (801) 433-2000. If multiple stockholders sharing an address have received one copy of this information statement and you would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Voting Securities

The approval of the Amendment requires the consent of the holders of a majority of the outstanding shares of common stock entitled to vote. Approval of the Amendment was obtained by written consent of the stockholders rather than at a duly called meeting of stockholders. On October 31, 2008, Brenton W. Hatch, our Chief Executive Officer, Andrew Limpert, our Chief Financial Officer and Harold Albert, our Chief Operating Officer, collectively holding 36,825,150 shares of our common stock (the “Consenting Holders”) which represented approximately 82% of our outstanding voting securities on October 31, 2008, delivered written consents to the board of directors adopting the action set forth herein. No consideration was paid for the consents.

Dissenters’ Right Of Appraisal

Under Nevada law and our Articles of Incorporation and Bylaws, no stockholder has any right to dissent to the proposed Amendment, and no stockholder is entitled to appraisal of or payment for their shares of our stock.

APPROVAL OF THE AMENDMENT TO CHANGE THE NAME OF THE COMPANY

General

The action to amend the Company’s Articles of Incorporation is described below. A copy of the Articles of Amendment to our Articles of Incorporation effecting the changes approved by our board and the Consenting Holders, is attached to this Information Statement as Annex A.

Our board of directors and the Consenting Holders have approved the change of our corporate name from “The Flooring Zone, Inc.” to “Profire Energy, Inc.” or such other similar name as the board may deem appropriate by means of an amendment to our Articles of Incorporation. The approval to amend our Articles of Incorporation to effect the name change was approved by our board and the Consenting Holders on October 31, 2008. Accordingly, we have secured the necessary authorization for amendment to our Articles of Incorporation as required by Section 78.320 of the NRS.

Reason for the Name Change

On October 9, 2008, the Company completed the acquisition of 100% of the outstanding common stock of Profire Combustion, Inc., an Alberta, Canada corporation (“Profire”). Profire provides products and services for burners and heaters for the oil and gas industry. As a result of the acquisition, Profire became the wholly-owned operating subsidiary of the Company. Prior to the acquisition, the Company was not engaged in an operating business and was actively seeking a business opportunity. The Company is effecting the name change to reflect that the Company will now focus its business efforts to the business of Profire.

Effect of the Name Change

The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently “FZON.OB” and our CUSIP number will both change as a result of our name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the action to amend the Articles of Incorporation which is not shared by all other holders of the Company’s common stock. See “Security Ownership of Certain Beneficial Owners and Management.”

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

Description of Common Stock. As of the Record Date, there were 100,000,000 shares of common stock, with a $.001 par value, authorized, of which 45,000,000 shares were issued and outstanding. Holders of our common shares are entitled to receive dividends when declared by the board of directors out of funds legally available therefore. Any such dividends may be paid in cash, property or shares. We have not paid any dividends since our inception. All dividends will be subject to the discretion of the board of directors, and will depend upon, among other things, our operating and financial conditions, capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on our shares will be paid in the future.

All common shares have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the common shares present, in person or by proxy at any legally convened shareholders' meeting at which the board of directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the board of directors.

Common shares have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each common share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.

Description of Preferred Stock. We currently have authorized 10,000,000 shares of preferred stock, $.001 par value, with no shares issued or outstanding. No rights, privileges and preferences have been designated for our preferred stock. Our board of directors is authorized to divide our preferred shares into classes or series and to designate the rights, privileges and preferences of any such class or series of preferred stock by resolution prior to its issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The term “beneficial owner” refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owner of the same shares because there is shared power of investment or shared rights of ownership.

The following table sets forth as of the Record Date the name and the number of shares of our common stock, par value of $0.001 per share, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 45,000,000 issued and outstanding shares of our common stock, and the name and shareholdings of each director and of all officers and directors as group.

Type of Security	Name and Address	Amount & Nature of Beneficial Ownership	% of Class

Common	Brenton W. Hatch(1)	15,750,000	35%
	Bay 12, 55 Alberta Ave.
	Spruce Grove, Alberta, Canada T7X 3A6

Common	Harold Albert(1)	15,750,000	35%
	Bay 12, 55 Alberta Ave.
	Spruce Grove, Alberta, Canada T7X 3A6

Common	Andrew Limpert(1)	5,325,150	12%
	1245 Brickyard Road, Suite 590
	Salt Lake City, Utah 84106

Common	Michael Carroll	4,105,100	9%
	408 Brewster Lane
	Saint Simmons Island, Georgia 31522

Common	Shelly Nichol	3,500,000	8%
	Bay 12, 55 Alberta Ave.
	Spruce Grove, Alberta, Canada T7X 3A6
All officers and directors as a group (3 persons)		36,825,150	82%
	TOTAL	44,430,250	99%

(1) Mr. Hatch, Mr. Albert and Mr. Limpert are executive officers of the Company. Mr. Limpert is the sole director of the Company. Mr. Hatch and Mr. Albert will be appointed to fill vacancies on the board of directors 10 days after mailing of a Schedule 14F-1 to the Company’s shareholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

As we have already obtained the requisite stockholder vote for the Amendment described in this information statement through receipt of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS

November 18, 2008	______________________________
Brenton W. Hatch
Chief Executive Officer

ANNEX A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

THE FLOORING ZONE, INC.

The Flooring Zone, Inc., a corporation organized under the laws of the State of Nevada, on May 5, 2003, hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Chapter 78 of Nevada Revised Statutes (the “Statute”), Sections 78.385 and 78.390.

I

The Articles of Incorporation shall be amended to read as follows:

ARTICLE I

NAME

The name of the corporation is: Profire Energy, Inc.

II

The date of the adoption of the foregoing amendment by written consent of a majority of the outstanding shares of the Company was October 31, 2008. The number of shares outstanding in the Corporation and entitled to vote on the amendment was 45,000,000. All stock in the Corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders. The number of shares that approved the amendment by written consent in lieu of a meeting was 36,825,150.

IN WITNESS HEREOF, this Amendment to the Articles of Incorporation has been executed on this __ day of December, 2008.

By: ________________________________
Brenton W. Hatch
Chief Executive Officer